SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

      This Second Amendment is Note Purchase Agreement (the "Second Amendment") is made of December 30, 1997, among Covenant Transport, Inc., a Tennessee corporation ("Issuer"), Covenant Transport, Inc., a Nevada corporation ("Guarantor"), and Connecticut General Life Insurance Company, on behalf of one or separate accounts, Connecticut General Life Insurance Company, and Life Insurance Company of North America (collectively, the "Noteholders").

                                   RECITALS

      A. The issuer and the Guarantor have entered into that certain Note Purchase Agreement dates as of October 15, 1995 with the Noteholders, as amended pursuant to that certain First Amendment to Note Purchase Agreement and Waiver dated as of April 1, 1996 (the "Note Purchase Agreement"), pursuant to which the Issuer has heretofore issued $25,000,000 of its 7.39% Guaranteed Senior Notes due October 1, 2005 (the "Notes"), and the Guarantor has heretofore guaranteed such Notes.

     B. The Issuer, the Guarantor, and the Noteholders now desire to amend certain provisions of the Note Purchase Agreement as hereinafter set forth.

      NOW, THEREFORE, the Issuer, the Guarantor, and the Noteholders, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

            1. The definition of "Debt" in Schedule B of the Note Purchase Agreement is hereby amended by adding the following new subparagraph (f) thereto, to read as follows:

                  "and,    (f)   its    liabilities    under    the    Permitted
                  Sale-and-Leaseback Transaction."

            2. The definition of "Lease Rentals" in schedule B of the Note Purchase Agreement is hereby amended by deleting such definition in its entirety, and substituting therefore the following new definition:

                  "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases, but including under the Permitted Sale-and-Leaseback Transaction), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the

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                  amount of such obligations (i) shall be assumed to be equal to the prorated amount of such obligations for period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

            3. The following new definition is hereby added to Schedule B of the Note Purchase Agreement immediately following the definition of "PBGC":

                  "Permitted Sale-and-Leaseback Transaction" means that certain Sale-and-Leaseback Transaction between Banc One Leasing Corporation as Lessor and the Company as Lessee covering up to $15,000,000 of equipment consisting of new 1998 Freightliner Over the Road Tractors as described in that certain letter of the Company dated December 19, 1997, a copy of which letter is attached hereto as Exhibit A.

            4. Section 10.5 (Sale-and-Leaseback Transactions) of the Note Purchase Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following new Section 10.5:

                  "10.5. Sale-and-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and-Leaseback Transactions other than the Permitted Sale-and-Leaseback Transaction."

             5. Except as specifically modified by this Second Amendment, all other terms and conditions of the Note Purchase Agreement shall remain in full force and effect.

            6. All covenants and other agreements contained in this Second Amendment by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including), without limitation, any subsequent Noteholder of a note) whether so expressed or note. This Second Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies thereof, each signed by less than all, but together signed by all, of the parties hereto.


                          (Signatures on Next Page)

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      In Witness,  whereof, the parties hereto have caused this Second Amendment to be executed by their duly authorized representatives as of the date first above written.

Company:                                  Guarantor:

COVENANT TRANSPORT, INC.,                 COVENANT TRANSPORT, INC.,
A Tennessee corporation                   A Nevada corporation

By: /s/ Joey B. Hogan                     By: /s/ Joey B. Hogan
  Joey B. Hogan                            Joey B. Hogan
  Treasurer and Chief Financial Officer    Treasurer and Chief Financial Officer

CONNECTICUT GENERAL LIFE                  LIFE INSURANCE COMPANY OF
COMPANY                                   NORTH AMERICA

By: CIGNA Investments, Inc.               B: CIGNA Investments, Inc.

     By: /s/ Lawrence A Drake                  By: /s/ Lawrence A. Drake
      Name:  Lawrence A.Drake                  Name:   Lawrence A. Drake
      Title: Managing Director                 Title:  Managing Director

CONNECTICUT GENERAL LIFE *
INSURANCE COMPANY, on behalf
of one or more separate accounts

By: CIGNA Investments, Inc.

     By: /s/ Lawrence A. Drake
         Name:  Lawrence A. Drake
         Title: Managing Director


     *THIS  ENTITY  IS  EITHER  THE  REGISTERED  OWNER  OF  ONE OR  MORE  OF THE
      SECURITIES PERTAINING HERETO OR IS A BENEFICIAL OWNER OF ONE OR MORE SUCH SECURITIES OWNED BY AND REGISTERED IN THE NAME OF A NOMINEE FOR THAT ENTITY



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